Exhibit 99.1

Magnolia Solar Demonstrates High Performance Coated Glass
Employing Porous Nanostructures for Solar Cell Applications

Presentation Given at IEEE Photovoltaics Specialist Conference (PVSC)

WOBURN, MA and ALBANY, NY – June 11, 2012 -- Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announced today that its wholly owned subsidiary, Magnolia Solar, Inc., has demonstrated ultra-high, omnidirectional transmittance through a coated glass window over the entire accessible portion of the solar spectrum in its testing.  The measured improvement in transmittance results from coating the glass with a new class of materials consisting of porous silicon dioxide nanorods. These exciting technical results were presented by Magnolia's Chief Technical Officer, Dr. Roger E. Welser, at the IEEE Photovoltaics Specialist Conference (PVSC) in Austin, TX on June 8, 2012.  The presentation was part of a special session on New Concepts in Light Concentration and Light Trapping, and summarizes work done in collaboration with NYSERDA and Prof. Fred Schubert's group at the Rensselaer Polytechnic Institute (RPI).

"Ultra-high, broadband transmittance through coated glass windows has been demonstrated over a wide range of incident angles," noted Dr. Welser. "At normal incidence, the reflection losses at the glass-air interface have been reduced from approximately 4% to less than 1%.  At large angles of incidence, the reflection losses have been reduced from over 25% to less than 5%.  We believe, the nanostructured coating developed by Magnolia for photovoltaic applications significantly outperforms conventional magnesium fluoride coatings at all relevant wavelengths and incident angles."

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, "The antireflection technology described at the IEEE-sponsored conference can increase the power output of any photovoltaic module, including crystalline silicon and thin-film technologies by reducing the reflection losses. Fixed, flat-plate solar cell modules typically suffer significant reductions in power output due to reflection off the front glass encapsulant, most notably when light strikes the panel at glancing angles.  Such reflection losses are especially severe early in morning and late in the afternoon when the sun is lower in the horizon.  Reflection losses also occur throughout the day, particularly as diffuse skylight can strike a solar panel at glancing angles.  Nanostructured optical coatings can increase the power output of fixed, flat-plate modules by minimizing reflection losses throughout the day.  This patent-pending technology has the potential to benefit a wide variety of specialized military and commercial optical window applications.  Magnolia Solar is currently focused on developing a larger scale process for the deposition of  nanostructured optical coatings."

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell’s efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.
For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

Magnolia Solar Corporation

info@magnoliasolar.com

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